Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-05081 and 333-185731 on Form S-8 of our report dated June 27, 2019, appearing in this Annual Report on Form 11-K of the Hancock Whitney Corporation 401(k) Savings Plan for the year ended December 31, 2018.

/s/ POSTLETHWAITE & NETTERVILLE, APAC

Metairie, Louisiana

June 27, 2019